Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of RF Industries, Ltd. and its subsidiaries (“RF Industries”) and the historical financial statements of Microlab/FXR LLC (“Microlab”) after giving effect to RF Industries’ purchase of 100% of the issued and outstanding membership interests of Microlab from Wireless Telecom Group, Inc., a New Jersey corporation, as further described in Note 1, Description of Microlab Acquisition.

The unaudited pro forma condensed combined balance sheet as of October 31, 2021, is based on the individual historical consolidated balance sheets of RF Industries and Microlab and has been prepared to reflect the acquisition as if it had occurred on October 31, 2021, which was RF Industries’ 2021 fiscal year end. The unaudited pro forma condensed combined statements of operations for the fiscal year ended October 31, 2021, combine the historical results of operations of RF Industries and Microlab, and have been prepared to reflect the acquisition as if it had occurred on November 1, 2020, the first day of RF Industries’ fiscal year ended October 31, 2021.

RF Industries’ 2021 fiscal year ended on October 31, and Microlab’s 2021 fiscal year ended on December 31. As a result of RF Industries’ and Microlab’s different fiscal years:

●

the unaudited pro forma condensed combined balance sheet as of October 31, 2021, combines RF Industries’ historical audited consolidated balance sheet as of October 31, 2021, and Microlab’s historical audited consolidated balance sheet as of December 31, 2021, and

●

the unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2021, combines RF Industries’ historical audited results of operations for the fiscal year ended October 31, 2021, and Microlab’s historical audited results of operations for the fiscal year ended December 31, 2021.

The unaudited pro forma condensed combined financial information set forth below shows on a pro forma basis the effect of the following two directly related material transactions of RF Industries:

●	the completion of the Microlab acquisition for a contractual purchase price of $24,250,000 and

●	the additional debt incurred to finance approximately $17 million of the acquisition consideration and payment of certain transaction expenses in connection with the acquisition.

The following unaudited pro forma condensed combined financial statements contained herein are for informational purposes only and are not intended to present or be indicative of what the combined company’s financial condition or results of operations would have been, had the Microlab acquisition occurred on the dates indicated above. They also may not be useful in predicting, and are not intended to project, the future financial condition and results of operations of the combined company. The pro forma adjustments are preliminary and are based upon currently available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. The actual combined financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, and do not reflect all the costs, benefits and synergies that may be incurred or realized as a result of the merger of operations of RF Industries and Microlab. To prepare the unaudited pro forma condensed combined financial information under the acquisition method of accounting, the fair value of Microlab’s assets and liabilities was based on preliminary estimates of fair value as of the date the acquisition was complete. Any excess of the purchase price over the fair value of assets acquired and liabilities assumed is recognized as goodwill. RF Industries has not yet completed the detailed valuation work necessary to finalize the estimated fair values of the Microlab assets acquired and liabilities assumed and to finalize the related allocation of purchase price. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial information is preliminary and is subject to further adjustments, which may be material, as additional information becomes available and as additional analyses are performed.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information,

●

RF Industries’ audited consolidated financial statements and related notes as of and for the year ended October 31, 2021, which are included in RF Industries’ annual Report on Form 10-K for the year then ended filed on January 14, 2022, and

●	Microlab’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2021, which are included in this filing.

RF INDUSTRIES, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2021

(in thousands, except per share data)

	Historical

	RF Industries, Ltd.	Microlab	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined
Net sales	$57,424	$17,756	$(283)	4g			$74,897
Cost of sales	39,656	10,259	(283)	4g			49,632

Gross profit	17,768	7,497	-		-		25,265

Operating expenses:
Engineering	1,479	900					2,379
Selling and general	11,874	6,424	1,036	4a			21,969
			2,755	4c
			59	4e

Total operating expenses	13,353	7,324	3,850		-		24,527

Operating income (expense)	4,415	173	(3,850)		-		738

Other income (expense)	2,802	(14)	-		(608)	4d	2,180

Income (loss) before provision for income taxes	7,217	159	(3,850)		(608)		2,918
Provision (benefit) from income taxes	1,036	-	(903)	4i	-		133

Consolidated net income (loss)	$6,181	$159	$(2,947)		$(608)		$2,785

Income per share
Basic	$0.62						$0.28
Diluted	$0.61						$0.27

Weighted average shares outstanding
Basic	9,978,683						9,978,683
Diluted	10,154,239						10,154,239

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

RF INDUSTRIES, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2021

(in thousands)

	Historical

	RF Industries, Ltd.	Microlab	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,053	$25	$(25,315)	4a	$16,970	4b	$4,518
			(175)	4e
			(40)	4e
Trade accounts receivable, net of allowances	13,523	2,883	(93)	4h			16,313
Inventories	11,179	3,987					15,166
Other current assets	2,893	-	41	4a			4,093
			294	4e
			865	4i

TOTAL CURRENT ASSETS	40,648	6,895	(24,423)		16,970		40,090

PROPERTY, PLANT AND EQUIPMENT - NET	708	421					1,129

OTHER ASSETS
Operating lease right of use assets, net	1,453	-	307	4f			1,760
Due from Parent	-	13,781	(13,781)	3b			-
Goodwill	2,467	1,351	(1,351)	3b			7,593
			5,126	3d
Amortizable intangible assets, net	2,739	-	8,855	4c			11,594
Non-amortizable intangible assets	1,174	-	2,000	3c			3,174
Deferred tax assets	389	-					389
Other assets	70	164					234
TOTAL OTHER ASSETS	8,292	15,296	1,156				24,744

TOTAL ASSETS	$49,648	$22,612	$(23,267)		$16,970		$65,963

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

RF INDUSTRIES, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2021

(in thousands)

	Historical

	RF Industries, Ltd.	Microlab	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,504	$783	$(93)	4h			$4,194
Accrued expenses and other current liabilities	5,034	1,182	150	4a			6,974
			608	4d
Current portion of operating lease liabilities	832	-	307	4f			1,139
TOTAL CURRENT LIABILITIES	9,370	1,965	972		-		12,307

OTHER LIABILITIES
Long-term debt, net	-	-			16,970	4b	16,970
Operating lease liabilities	675	-					675
TOTAL LIABILITIES	10,045	1,965	972		16,970		29,953

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Membership interests	-	47	(47)	4j			-
Net member investment	-	1,472	(1,472)	4j			-
Common stock - authorized 20,000,000 shares of $0.01 par value; 10,058,571 shares issued and outstanding at October 31, 2021	101	-					101
Additional paid-in capital	24,301	-					24,301
Retained earnings	15,201	19,128	(19,128)	4j			11,609
			(3,592)
TOTAL STOCKHOLDERS' EQUITY	39,603	20,647	(24,239)		-		36,011
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,648	$22,612	$(23,267)		$16,970		$65,963

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF MICROLAB ACQUISITION

On March 1, 2022, RF Industries, Ltd. (“RF Industries”) completed the purchase of 100% of the issued and outstanding membership interests of Microlab/FXR LLC (“Microlab”) from Wireless Telecom Group, Inc, a New Jersey corporation. Microlab designs and manufactures high-performance RF and Microwave products enabling signal distribution and deployment of in-building DAS (distributed antenna systems), wireless base stations and small cell networks.

The consideration for the Purchase Transaction was $24,250,000, subject to certain post-closing adjustments. The purchase price was paid in cash at the closing. RF Industries funded $17 million of the cash purchase price from the funds obtained under a term loan and paid the remaining amount of the purchase price with cash on hand.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the acquisition by RF Industries of Microlab using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (“ASC 805”). Under the acquisition method, the assets and liabilities of Microlab are generally recorded by RF Industries at their respective fair values as of the date the acquisition was completed based upon preliminary valuation using information known and knowable as of the date of this filing. The unaudited pro forma condensed combined balance sheet as of October 31, 2021, is based on the individual historical consolidated balance sheets of RF Industries and Microlab and has been prepared to reflect the acquisition as if it had occurred on October 31, 2021, which was RF Industries’ 2021 fiscal year end. The unaudited pro forma condensed combined statements of operations for the fiscal year ended October 31, 2021, combine the historical results of operations of RF Industries and Microlab, and have been prepared to reflect the acquisition as if it had occurred on November 1, 2020, the first day of RF Industries’ fiscal year ended October 31, 2021.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the acquisition, including, but not limited to, certain costs, benefits and synergies that may be incurred or realized in connection with the acquisition. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated.

The valuations of the assets acquired and liabilities assumed are preliminary and have not yet been finalized as of the date of this filing. The purchase price allocations are preliminary and subject to potentially material changes, including the valuation of intangible assets and goodwill, among other items. The final purchase price allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s balance sheet and statement of income. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

As of the date of this filing, RF Industries has not identified any differences in accounting policies that would have a material impact on the condensed combined financial statements.

NOTE 3 – CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE

ALLOCATION

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of Microlab’s identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded as goodwill. RF Industries has not completed the detailed valuation work necessary to finalize the estimated fair values of the assets acquired and liabilities assumed and the related allocation of purchase price. The consideration transferred and preliminary fair value of Microlab’s assets acquired and liabilities assumed as if the acquisition occurred on October 31, 2021 are provided below.

Amount (in thousands)
Contractual purchase price	$24,250
Total consideration transferred	$24,250

	Note	Amount (in thousands)
Preliminary amounts of identifiable assets acquired and liabilities assumed:

Net book value of assets acquired as of 12/31/2021	a	$20,646
Elimination of pre-existing “due from parent” and goodwill	b	(15,132)
Adjusted net book value of assets acquired		5,514

Backlog	c	2,000
Customer Relationships	c	8,000
Tradename	c	2,000
Non-compete	c	800
Patents	c	810
Goodwill	d	5,126
Net assets acquired at fair value		$24,250

a. Reflects the historical book value of assets acquired from Microlab.

b. Reflects the elimination of certain previously recorded assets by Microlab as part of purchase accounting. The historical book value of these assets was as follows:

Amount (in thousands)
Due from Parent	$13,781
Goodwill	1,351
Total Eliminations	$15,132

c. Reflects the estimated amount of Microlab's backlog, customer relationship, tradename, non-compete and patents to fair value based on preliminary valuation.

d. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

NOTE 4 – TRANSACTION ACCOUNTING and FINANCING ADJUSTMENTS

a. Represents the impact to cash consisting of the following:

October 31, 2021 (in thousands)
Contractual purchase price	$(24,250)
Key employee bonuses	150
Insurance (50% of D&O tail policy)	(138)
Security deposit for sublease	(41)
Acquisition Related Fees	(1,036)
Total change in cash	(25,315)

The acquisition related fees of $1,036,000 consist of investment banker fees, legal fees and other professional consulting services and are not expected to recur and affect the Company’s income from operations beyond 12 months after the transaction.

b. To adjust for the principal received, less financing costs in connection with the new Term Loan facility used to finance the Microlab acquisition as detailed below.

October 31, 2021 (in thousands)
Proceeds from Term Loan	$17,000
Debt issuance costs	(30)
Total change in debt	$16,970

c. To adjust for the net increase in amortization expense attributable to the preliminary estimated fair value of acquired identified definite-lived intangible assets for the fiscal year ended October 31, 2021 as follows:

	Fair Value (in thousands)	Useful Life (Months)	Amortization Expense (in thousands)
Backlog	2,000	14	1,714
Customer Relationships	8,000	120	800
Non-compete	800	60	160
Patents	810	120	81
Total	$11,610		$2,755

d. Represents the interest expense in connection with the acquisition of Microlab related to proceeds from the Term Loan facility for the fiscal year ended October 31, 2021 as detailed below.

Fiscal Year 2021 (in thousands)
Interest expense on New Term Loan facility	$602
Amortization of debt issuance costs	6
Net adjustment to interest expense	608

e. To adjust for the net increase in acquisition-related prepaid insurance and amortization expense, as follows:

Amount (in thousands)
Representations & Warranty Insurance	$175
Underwriting Fee	40
Directors & Officer Tail Insurance	138
Total prepaid insurance	353
Term (years)	6
Amortization	$59

f. ASU 2016-02, Leases (ASC 842) requires a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with a term of more than twelve months. Amounts reflect the estimated impact of adopting ASC 842 as of October 31, 2021.

g. To adjust for intercompany sales:

October 31, 2021 (in thousands)
Intercompany Sales	$283

Intercompany sales represents purchases made by RF Industries of Microlab products.

h. To adjust for intercompany payables and receivables:

October 31, 2021 (in thousands)
Accounts Payable/ Accounts Receivable	$93

i. Represents the income tax impact of the pro forma adjustments, using the statutory federal rate of 21% which was the rate of RF Industries for the fiscal year ended October 31, 2021. This is not the effective tax rate of RF Industries or expected for the combined business, which would exclude the impact of various amounts such as the non-taxable PPP Loan forgiveness income, research and development tax credits and tax benefits associated with share-based compensation. The combined company’s effective tax rate and tax position could be significantly different (either higher or lower) depending on post-acquisition activities.

j. Represents elimination of membership interest, net membership investment, additional paid-in capital and retained earnings of Microlab.